UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2008

GENETHERA, INC.

(Exact name of registrant as specified in its charter)

Nevada	33-142603	65-0622463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3930 Youngfield Street Wheat Ridge, CO	80033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 463-6371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

REVERSE  STOCK  SPLIT

The  Board  of  Directors of the Registrant on April 30, 2008,  adopted  a resolution approving a five thousand  to one reverse split of our Common Stock  to  holders  of  record  as  of  April 30, 2008 . The reverse stock split combines our outstanding Common Stock on the basis of 5000 outstanding shares being combined into 1  outstanding share. Each shareholder's percentage ownership in the  Registrant (and relative voting power) will remain essentially unchanged as a  result  of  the  reverse  stock  split.

The  resolution  provides that fractional shares will be rounded up so that no  shareholder  will  be  cashed  out. The reverse stock split was approved by 60.79% of the shareholders

Reasons For The Reverse Stock Split

.

 The  Board of Directors believes that the reverse stock split will make our capital  structure  more  attractive  to potential investors, merger candidates, acquirers  or  joint  venture  candidates.  It  also  provides  us  with greater flexibility  in  structuring  financings  and  pursuing  other  corporate opportunities.

Certain Effects of the Reverse Stock Split.

Stockholders  will  be  required  to  pay  a  transfer or other fee in connection  with  the  exchange  of certificates. In addition, fractional shares shall  be  rounded up to the next whole share. Consummation of the reverse stock split  will  not  change  the number of shares of Common Stock authorized by the Registrant's  Articles of Incorporation or the par value of each share of Common Stock.  The  reverse  stock  split  will  not  materially affect a stockholder's percentage  ownership  interest  in the Registrant or proportional voting power, except  for  minor  differences  resulting  from  fractional  shares having been rounded  up  to  the  next  whole  share. GTI Corporate Transfer Agents, LLC (GTICTA) will be processing the reverse split conversion. Please mail the stock certificate(s) with the old Cusip number, physical and mailing address, tax id and/or social security number, phone number of the beneficial owner to 3930 Youngfield Street, Suite No. 2, Wheat Ridge, CO 80033. The transfer agency phone number is 303-463-6375, if you have any questions.

Shares  of  Common Stock issued pursuant to the reverse split will be fully paid  and non-assessable. The relative voting and other rights of holders of the Common  Stock will not be altered by the reverse split, and each share of Common Stock  will  continue  to entitle its owner to one vote. The reverse stock split will  not  give  rise  to  rights of appraisal or dissenters' rights under Nevada law.

No  fractional  shares will be issued in connection with the reverse split. Instead, fractional shares will be rounded  up  and one whole share will be issued.  We  expect  that most shareholders will receive one additional share of Common  Stock,  but  we  do  not anticipate that this will materially affect any shareholder's proportional interest. We do not anticipate that the reverse split will  result in any material reduction in the number of holders of Common Stock.

The reverse split may result in some shareholders owning "odd-lots" of less than  100  shares  of  Common  Stock.  Brokerage  commissions and other costs of transactions  in  odd-lots  are  generally  somewhat  higher  than  the costs of transactions  in  round  lots  of  even  multiples  of  100  shares.

The  reverse  split  will  not affect the Company's stockholders' equity as reflected on our financial statements, except to change the number of issued and outstanding  shares  of Common Stock. The reverse split will not have any effect on  the  par  value  of  the  Common  Stock.

Effective Date of the Reverse Stock Split.

The  reverse split will be authorized immediately and will become effective for  holders  of  record of the shares of Common Stock as of April 30, 2008. Upon regulatory notification, all of our outstanding Common Stock will  be  converted  into  new Common Stock in accordance with the reverse split ratio  described  above.  After  the  reverse  split  is effective, certificates representing  shares  of  pre-reverse  split  Common  Stock  will  be  deemed to represent  only  the  right  to  receive  the  appropriate  number  of shares of post-reverse  split  Common  Stock.

Exchange of Certificates.

Shareholders  will  be asked  to  exchange certificates at this time by  contacting  our  transfer  agent.

Right to Abandon Reverse Stock Split.

Although we do not anticipate doing so, we may abandon the proposed reverse stock  split  at  any  time prior to its effectiveness if our Board of Directors deems  it  advisable  to  do  so.  Any decision as to the appropriateness of the reverse split will be made solely by our Board of Directors and will depend upon numerous factors including the future trading price of our stock, the growth and development  of  our  business  and  our  financial  condition  and  results  of operations.